Exhibit 5.1

140 Scott Drive Menlo Park, California 94025 Tel: +1.650.328.4600 Fax: +1.650.463.2600 www.lw.com FIRM / AFFILIATE OFFICES
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July 26, 2022

Calix, Inc. 2777 Orchard Parkway San Jose, CA 95134

Re: Registration Statement on Form S-8: 3,600,000 shares of common stock, par value $0.025 per share

To the addressee set forth above:
We have acted as special counsel to Calix, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of (i) 1,500,000 shares of common stock of the Company, par value $0.025 per share (the “2019 Shares”), issuable under the Company’s Amended and Restated 2019 Equity Incentive Award Plan (the “2019 Plan”), (ii) 1,300,000 shares of common stock of the Company, par value $0.025 per share (the “ESPP Shares”), issuable under the Company’s Amended and Restated Employee Stock Purchase Plan (the “ESPP”) and (iii) 800,000 shares of common stock of the Company, par value $0.025 per share (the “Nonqualified ESPP Shares”), issuable under the Company’s Amended and Restated 2017 Nonqualified Employee Stock Purchase Plan (the “Nonqualified ESPP”), for a total registration of the 3,600,000 shares of common stock of the Company, par value $0.025 per share (the “Shares”). The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 26, 2022 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as expressly stated herein with respect to the issuance of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

July 26, 2022

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by and pursuant to the 2019 Plan, the Nonqualified ESPP and the ESPP, and assuming in each case that the individual issuances, grants or awards under the 2019 Plan, the Nonqualified ESPP and the ESPP are duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised in accordance with the requirements of law and the 2019 Plan, the Nonqualified ESPP and the ESPP (and the agreements and awards duly adopted thereunder and in accordance therewith), the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company and the Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely, /s/ Latham & Watkins LLP